Exhibit 10.2

Execution Version

ASSUMPTION AGREEMENT (2013-1 Note Purchase Agreement)

THIS ASSUMPTION AGREEMENT (2013-1 Note Purchase Agreement) (this “Agreement”), dated as of December 30, 2015, is made by AMERICAN AIRLINES, INC., a Delaware corporation (“American”), for the benefit of Wilmington Trust Company, as pass through trustee, subordination agent, and paying agent (in such capacities, the “Trustee”), and Wilmington Trust, National Association, as escrow agent (the “Escrow Agent”), in each case, under the Note Purchase Agreement, dated as of April 24, 2013 (the “Note Purchase Agreement”), among US Airways, Inc., a Delaware corporation (“US Airways”), the Escrow Agent and the Trustee, in connection with the merger of US Airways with and into American, with American being the surviving entity (the “Internal Restructuring”).

WHEREAS, US Airways, the Escrow Agent and the Trustee are parties to the Note Purchase Agreement;

and

WHEREAS, as of December 30, 2015 (the “Effective Date”), US Airways and American consummated the Internal Restructuring and American wishes to enter into this Agreement to evidence American’s assumption of certain US Airways obligations under the Note Purchase Agreement.

NOW, THEREFORE, IT IS AGREED AS FOLLOWS:

Section 1. Defined Terms. Capitalized terms used but not defined herein or in the Schedules attached hereto shall have the respective meanings given them in the Note Purchase Agreement.

Section 2. Assumption. Pursuant to Section 4(a)(iii) of the Note Purchase Agreement, American hereby (a) agrees for the benefit of the Trustee and the Escrow Agent that, as of the Effective Date, American assumes and undertakes all of the liabilities and obligations of US Airways, whenever accrued, pursuant to the Note Purchase Agreement, including the due and punctual performance and observance of each covenant, agreement and condition therein required to be performed or observed by US Airways thereunder and (b) confirms that American (i) shall be deemed the party named as “Company” for all purposes of the Note Purchase Agreement and (ii) shall be bound by, and shall perform and observe, all of the terms of the Note Purchase Agreement as if therein named the “Company”.

Section 3. Representations and Warranties. American hereby represents and warrants that as of the date of this Agreement:

(a)	American is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, is a U.S. Air Carrier (as defined in the Financing Agreements), is a “citizen of the United States” as defined in Section 40102(a)(15) of the Act and has the corporate power and authority to own or hold under lease its properties and to enter into and perform its obligations under this Agreement and the Note Purchase Agreement;

(b)	the execution, delivery and performance by American of this Agreement (i) have been duly authorized by all necessary corporate action on the part of American; and (ii) do not require any stockholder approval, except such as has been duly obtained, and do not and will not violate the certificate of incorporation or bylaws of American or any current law, governmental rule, regulation, judgment or order binding on American or violate or result in a breach of, or constitute a default under, or result in the creation of any lien upon the property of American under, any material indenture, mortgage, contract or other agreement to which American is a party or by which American or its properties is or are bound or affected;

(c)	this Agreement has been duly executed and delivered by American, and this Agreement and the Note Purchase Agreement constitute the legal, valid and binding obligations of American enforceable against American in accordance with their respective terms, except as may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting the rights of creditors or lessors generally and general principles of equity;

(d)	American has made such filings and recordings with the FAA pursuant to the Act as shall be necessary to evidence the Internal Restructuring; and

(e)	immediately after giving effect to the Internal Restructuring, no “Event of Default” under and as defined in each Trust Indenture shall have occurred and be continuing.

Section 4. Notices. American’s address for notices given to Company under the Note Purchase Agreement is:

Address:	American Airlines, Inc.
4333 Amon Carter Boulevard
Mail Drop 5662
Fort Worth, Texas 76155
United States of America

Tel:	+1 817 963-1234
Fax:	+1 817 967-4318
Attention:	Treasurer

Section 5. Miscellaneous.

(a)	This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and permitted assigns.

(b)	No term or provision of this Agreement may be amended, modified or supplemented orally, but only by an instrument in writing signed by the party against which the enforcement of the amendment, modification or supplement is sought.

(c)	THIS AGREEMENT AND ANY CLAIM RELATED HERETO, WHETHER IN TORT OR IN CONTRACT, SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, WITHOUT REGARD TO CONFLICT OF LAW PRINCIPLES THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAW OF THE STATE OF NEW YORK. THIS AGREEMENT HAS BEEN DELIVERED IN THE STATE OF NEW YORK.

(d)	In relation to any legal action or proceeding arising out of or in connection with this Agreement or the Note Purchase Agreement, the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby, American and each of the parties, to the maximum extent permitted by applicable law, (i) irrevocably submits itself to the non-exclusive jurisdiction of each of the Supreme Court of the State of New York, New York County and the United States District Court for the Southern District of New York, each sitting in the Borough of Manhattan, and other courts with jurisdiction to hear appeals from such courts and (ii) waives, and agrees not to assert, by way of motion, as a defense, or otherwise, in any such suit, action or proceeding, that the suit, action or proceeding is brought in an inconvenient forum, that the venue of the suit, action or proceeding is improper or that this Agreement or the Note Purchase Agreement or the subject matter hereof or thereof or any of the transactions contemplated hereby or thereby may not be enforced in or by such courts.

(e)	This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument. This Agreement may be transmitted and/or signed by facsimile or other electronic means (i.e., a “pdf” or “tiff”). The effectiveness of any such documents and signatures shall, subject to applicable law, have the same force and effect as manually signed originals and shall be binding on each party hereto.

[Signature page follows.]

IN WITNESS WHEREOF, American has caused this Assumption Agreement (2013-1 Note Purchase Agreement) to be duly executed by its duly authorized representative as of the day and year first above written.

AMERICAN AIRLINES, INC.

By:	/s/ Thomas T. Weir
Name:	Thomas T. Weir
Title:	Vice President and Treasurer

Signature Page to Assumption Agreement (2013-1 Note Purchase Agreement)

ACKNOWLEDGED AND AGREED:

Wilmington Trust Company, not in its individual capacity, but solely as Trustee

By:	/s/ Adam R. Vogelsong
Name:	Adam R. Vogelsong
Title:	Vice President

Wilmington Trust, National Association, as Escrow Agent

By:	/s/ Adam R. Vogelsong
Name:	Adam R. Vogelsong
Title:	Vice President

Signature Page to Assumption Agreement (2013-1 Note Purchase Agreement)